SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                      ___________________


       Date of Report (Date of earliest event reported) May 21, 2002
                         BICO, INC.
    (Exact name of registrant as specified in its charter)


    Pennsylvania                0-10822                       25-1229323
(State of other jurisdiction (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)


 2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,  Pennsylvania  15220
    (Address of principal executive offices)                   (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673


     _______________________________________________________
   (Former name or former address, if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          Petrol Rem, Inc., a growing environmental company and a subsidiary of BICO, Inc., announced today, following months of discussions, that the government of the Russian Republic of Karelia issued its full support to the City of Kostomuksha's intentions to form a Russian-American joint venture with Petrol Rem for the production and distribution of Petrol Rem's PRP oil remediation products.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                          SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of  1934,  the  Registrant has duly caused this  Report  to  be
signed   on  its  behalf  by  the  undersigned  hereunto   duly
authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred  E. Cooper, CEO
DATED:  May 21, 2002




JOINT VENTURE OF BICO SUBSIDIARY, PETROL REM, AND RUSSIAN CITY
    OF KOSTOMUKSHA RECEIVES SUPPORT OF REPUBLIC OF KARELIA

     Pittsburgh, PA - May 21, 2002 - Petrol Rem, Inc., a growing environmental company and a subsidiary of BICO, Inc. (OTCBB:BIKO), announced today, following months of discussions, that the government of the Russian Republic of Karelia issued its full support to the City of Kostomuksha's intentions to form a Russian-American joint venture with Petrol Rem for the production and distribution of Petrol Rem's PRP oil remediation products. The Municipality of Kostomuksha had previously issued an official decree, or preliminary agreement, to form the joint venture and founded a committee to organize the efforts. Russia has one of the world's largest oil reserves and is the world's second largest oil exporter.

     Once completed, details of the Russian-American joint venture will be released.

     The production plant will supply PRP to combat and absorb oil spills for sale in Western European markets and throughout the Baltic Basin. Discussions are underway with the Helsinki-based Nordic Environment Finance Corporation (NEFCO) and the Environmental Ministries of Finland and Sweden to secure long-term support of the production project.

     Valery Mamontov, who negotiated the agreement as mayor of Kostomuksha, has confirmed that the Republic of Karelia will provide significant tax concessions, has appointed the republic's senior deputy economics minister Vladimir Surzhikov to oversee the project's implementation and will approve the production facility as part of a special trade zone to allow ease of export. Kostomuksha is located on the Russian-Finnish border and provides the dual advantages of substantially reduced production costs and direct access to Western European transportation systems.

     Dr. Kent Moors, an internationally recognized expert on post-Soviet economics, advised on the project negotiations. "The Petrol Rem joint venture will serve as a model for other western companies' Russian project negotiations," Moors stated. "The combination of local, regional and American company efforts has provided dramatically reduced production costs and direct export access to foreign markets having rapidly expanding needs for such a unique product."

     PRP, Petrol Rem's base product, is sprayed as a loose powder on open water spills and bonds immediately with the oil preventing the pollution from sinking or further contaminating wildlife and vegetation. PRP is also contained in Petrol Rem products marketed as BioSok, used in boat bilges, and BioBoom, used to solve a variety of hydrocarbon problems. Effective on all hydrocarbons, all of the products absorb and biodegrade the oil, as well as biodegrade themselves.

     BICO,   Incorporated  has  its  corporate  offices   in
Pittsburgh,   PA  and  is  involved  in  the  development   and
manufacture of biomedical devices and environmental solutions. Subsidiary Petrol Rem, Inc., is the environmental arm of BICO.


FOR FURTHER INFORMATION, CONTACT:
Investors                       Media
Diane McQuaide                  Susan Taylor
1.412.429.0673 phone            1.412.429.0673 phone
1.412.279.9690 fax              1.412.279.5041 fax
Newsline: 1.800.357.6204        WEBSITES: www.bico.com;
                                          www.petrolrem.com/